Exhibit 10.7

Confidential Portions of this Exhibit marked as [***] have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange

Commission.

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“License Agreement”) is made and entered as of July 25, 2006 (“Effective Date”), between Restoration Robotics, Inc., a Delaware corporation having a place of business at 1383 Shore Bird Way, Mountain View, CA 94043 (“Restoration”), HSC Development LLC, a Delaware limited liability company having a place of business at 3003 E. Third Avenue, Suite 201, Denver, CO 80206 (“HSC”), and James A. Harris, MD, an individual having an address of [***] (“Harris”), each referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, on or about the Effective Date, Restoration and Harris have entered (or are entering) into a consulting agreement (“Consulting Agreement”), under which Harris will perform certain duties for Restoration;

WHEREAS, HSC owns certain intellectual property rights assigned to it by Harris and existing as of the Effective Date that it desires to license to Restoration and its Affiliates within the Field of Use on the terms and conditions set forth in this License Agreement;

WHEREAS, in exchange for the consideration granted herein to HSC, and to Harris pursuant to the Consulting Agreement, Harris has agreed to license intellectual property rights to Restoration and its Affiliates within the Field of Use on the terms and conditions set forth in this License Agreement;

WHEREAS, Restoration desires to obtain such license from HSC and Harris; and

NOW, THEREFORE Restoration, HSC, and Harris, in consideration for the mutual covenants contained herein and in the Consulting Agreement, HEREBY agree as follows:

AGREEMENT

1. Definitions. As used herein, the following terms shall have the designated meanings:

1.1 “Affiliate” means any corporation or other entity that directly or indirectly controls, or is directly or indirectly controlled by, or under common control with the subject entity. For purposes of this definition, “control” shall mean the direct or indirect ownership of at least fifty percent (50%) of the shares or other equity interests of the subject entity entitled to vote in the election of directors, or in the case of an entity that is not a corporation, for the election of the corresponding managing authority.

1.2 “Field of Use” means the research, design, development, manufacturing and commercialization of products, devices, methods and technologies for performing hair removal and implantation (including transplantation) procedures using a computer-controlled (e.g., robotic) system in which a needle or other device carried on a mechanized arm is oriented to a follicular unit for extraction of same, or to an implant site for implantation of a follicular unit, or some combination thereof [***]. For purposes of clarity, the Field of Use does not include devices or methods using [***], such as by [***] (e.g., [***]).

1.3 “Licensed Methods” means any processes or methods in the Field of Use whose use or practice would, absent authority, infringe one or more Valid Claims.

1.4 “Licensed Patents” means (i) any patents and patent applications naming Harris as an inventor and filed at any time on or before the Effective Date, and (ii) any patents and patent applications naming Harris as an inventor and filed after the Effective Date during the term of the Consulting Agreement or for [***] following the Effective Date, whichever is [***], and as well as (iii) all foreign counterparts thereto, and (iv) any U.S. or foreign, substitute, continuation, continuation-in-part, divisional, reexamination, or reissue thereof. Without any limitation on the foregoing, the Licensed Patents include, but are not limited to, [***], as well as any patents and patent applications claiming priority thereto or to [***].

1.5 “Licensed Products” means any products, devices or materials, including components thereof and methods of their manufacture, that are (a) designed or developed by or for Restoration or its Affiliate(s) or Sublicensee(s), for use in the Field of Use, and (b) would, or whose use or practice would, absent authority, infringe one or more Valid Claims, or incorporate, embody or use Licensed Technology.

1.6 “Licensed Technology” means all proprietary materials and knowledge that is transferred from HSC or Harris to Restoration, whether prior to or during the term of the Consulting Agreement, and whether transferred directly or indirectly, including without limitation copyrightable material, trade secrets, [***], know-how, [***], [***], [***] and [***].

1.7 “Sublicensee” means a party that sublicenses a Licensed Patent or Licensed Technology from Restoration.

1.8 “Valid Claim” means a claim of an issued and unexpired Licensed Patent that has not been held invalid in an unappealed or unappealable final decision rendered by a court of competent jurisdiction.

2. License Terms.

2.1 License Grant. HSC and Harris hereby each grant to Restoration and its Affiliates an exclusive [***], fully-paid, non-transferable (except as provided in Section 10.1), perpetual, worldwide license, including the right to grant sublicenses (as provided in Section 2.3), subject to the terms and conditions of this License Agreement, to make, have made, use, offer for sale, sell, and import Licensed Products, and to use, practice and have practiced Licensed Methods and the Licensed Technology, each solely in the Field of Use.

2.2 Scope of License. The scope of the license granted to Restoration and its Affiliates in Section 2.1 is intended to cover any distributor or customer, direct or indirect, of Restoration, its Affiliates and Sublicensees.

2.3 Right to Sublicense. Restoration and any Affiliate of Restoration may grant sublicenses within the Field of Use, provided that such Sublicensee agrees in writing to be bound by this License Agreement to the same extent as Restoration and its Affiliates.

3. Consideration.

3.1 Payment to HSC. In consideration of the rights and licenses granted by HSC and Harris under this Agreement, Restoration shall (i) issue to HSC 25,000 fully paid and non-assessable shares of Restoration Common Stock, pursuant to the Common Stock Issuance Agreement in substantially the form attached hereto as Exhibit A, and (ii) pay to HSC the sum of twenty-five thousand dollars ($25,000 U.S.), each within thirty (30) days of the Effective Date. By their below signatures to this License Agreement, HSC and Harris acknowledge and confirm that the rights and licenses granted by Harris to Restoration under this License Agreement are in no way contingent upon either Party’s performance under the Consulting Agreement. Harris further confirms that the respective stock grant and cash payment to HSC benefit him personally and represent good and valuable consideration to him personally in exchange for the license rights granted by him to Restoration under this Agreement.

4. Patent Infringement.

4.1 Restoration’s Right of Patent Enforcement in Field of Use. [***], Restoration and its Affiliates (collectively “Restoration” for the remainder of this Section 4) shall have the right to bring suit against third parties who infringe a Licensed Patent [***], provided that, before communicating to any third party about the possible infringement of a Licensed Patent including serving a complaint filed in any court on such third party alleging infringement of a Licensed Patent, Restoration must first notify HSC and/or Harris, as applicable, in writing. If so requested, Restoration, HSC and/or Harris agree to enter into a Joint Defense and Prosecution Agreement, the same or substantially similar to that provided in Exhibit B, for the purpose of allowing the respective parties to share confidential and attorney-client privileged information regarding the possible infringement of one or more Licensed Patents by third parties [***].

4.2 Costs of Litigation; Allocation of Recoveries. [***] costs and fees of prosecuting any infringement action brought by Restoration against a third party pursuant to Section 4.1 will be [***], and [***] is entitled to [***] recovery it obtains as a result of such infringement action, whether by settlement or judgment.

4.3 Cooperation in Litigation. [***], HSC and Harris each agrees to be joined as a party in any suit or other enforcement, defense or maintenance action brought by Restoration against a third party, and to reasonably cooperate with Restoration in such proceeding, provided that such action shall be initiated and maintained [***], including [***].

4.4 Settlement. Restoration agrees to not settle any suit or other enforcement, defense or maintenance action brought by Restoration against a third party pursuant to Section 4.1 without the prior written consent of HSC and/or Harris, as applicable, [***]. HSC and Harris each agrees to not enter into any agreement or make any binding statement for any reason that refers to, or may otherwise impact on the scope, validity, or enforceability of a Licensed Patent, without the prior written consent of Restoration, [***].

4.5 Notification Involving a Licensed Patent. HSC and Harris each agrees to promptly notify Restoration if they are aware of any pleading filed in any court that alleges infringement, invalidity or unenforceability of a Licensed Patent, or of any request for reexamination, reissue, interference or other post issuance challenge in any patent office of a Licensed Patent.

4.6 Right of Participation. Nothing in this License Agreement prevents any Party hereto from joining any action involving a Licensed Patent, and each of HSC, Harris, and Restoration agree to not contest the joining of any action involving a Licensed Patent in any field of use, in which case all parties to such action may also agree in writing as to allocations of costs and expenses, as well as any recoveries, whether by settlement or judgment.

5. [***].

5.1 [***]. If, upon the [***] of [***] from [***] has [***], the [***] will [***], and [***]. It is not required under this Section 5 that [***].

6. Participation in Patent Prosecution.

6.1 Prosecution. HSC and Harris (individually and collectively “Licensor” for the remainder of this Section 6), as applicable, have sole control and responsibility for ongoing prosecution of the Licensed Patents in all countries, including the payment of maintenance and annuity fees, and for the filing of any new, divisional, continuation, continuation-in-part, reexamination or reissue application that claims priority to an existing Licensed Patent. Licensor will promptly provide copies to Restoration of any correspondence submitted to, or received from, the United States Patent and Trademark Office (“PTO”), non-U.S. counterparts of the PTO, and appointed representatives (“foreign associates”) handling prosecution of non-U.S. Licensed Patents on behalf of Licensor. Licensor will also provide by email or other essentially contemporaneous means, at least [***] in advance of any deadline for submission, any proposed communication to the PTO, non-U.S. counterpart of the PTO, or foreign associate regarding any Licensed Patent. Restoration will provide Licensor with input regarding the proposed communication at least [***] prior to the submission deadline. Notwithstanding the foregoing, in the event a deadline for responding to a communication from any patent office is less than [***] from the mailing date of the communication, Licensor will provide its proposed response at least [***] in advance of the submission deadline, and Restoration will provide Licensor with input regarding the proposed response at least [***] prior to the submission deadline. Licensor will [***] Restoration’s timely received input regarding any proposed submission and, where [***], modify the proposed communication accordingly prior to its submission. Restoration may from time to time provide Licensor with any materials known to Restoration that may reasonably be required under 37 CFR 1.56 to be submitted to the PTO in an Information Disclosure Statement (“IDS”) for a Licensed Patent, and in such event Licensor will promptly submit such IDS to the PTO. Licensor will not intentionally allow a Licensed Patent to become abandoned without providing at least [***] written notice to Restoration in advance of any deadline for making a submission or payment of fee required to maintain such patent, should Licensor determine it does not desire to continue the prosecution, appeal, or maintenance thereof. Upon receipt of such notice, Restoration may request in writing that [***] the prosecution, appeal, or maintenance of such patent, at [***] expense, and Licensor will [***] so long as such written notice from Restoration is received not less than [***] before the respective deadline.

6.2 Election Not to File Continuing Applications. In the event Licensor elects not to file a continuing application for any Licensed Patent that is a pending application which has been allowed and for which [***], Licensor shall so notify Restoration upon payment of the issue fee (or similar requirement for a non-U.S. counterpart of the PTO) for such application. Upon receipt of such notice, Restoration has the option, at [***] expense, to file, prosecute and maintain a continuing application (or similar application with a non-U.S. counterpart of the PTO) claiming priority to such patent application. Licensor shall reasonably cooperate with and assist Restoration in connection with any filing and prosecution of any such continuing patent application undertaken by Restoration in accordance with this section, but at the sole expense of Restoration. Nothing in this Section 6.2 shall be read to constitute an assignment or transfer of any rights to the Licensed Patents from HSC or Harris to Restoration or any third party except for the license within the Field of Use explicitly granted herein.

7. Indemnification.

7.1 HSC Indemnification. HSC shall defend or settle any claims, suits, or proceedings brought by third parties (“Claim(s)”) against Restoration to the extent such Claim is directly caused by the breach of any representation or warranty made by HSC under Section 8.1 of this License Agreement, and HSC shall pay [***] assessed to Restoration or settlement amounts entered into by HSC to the extent such amounts are based upon such a Claim.

7.2 Harris Indemnification. Harris shall defend or settle any Claim(s) against Restoration to the extent such Claim is directly caused by the breach of any representation or warranty made by Harris under Section 8.2 of this License Agreement, and Harris shall pay [***] assessed to Restoration or settlement amounts entered into by Harris to the extent such amounts are based upon such a Claim.

7.3 Restoration Indemnification. Restoration shall defend or settle any Claim(s) made against HSC and/or Harris to the extent such Claim is directly caused by (i) the breach of any representation or warranty made by Restoration under Section 8.3 of this License Agreement, or (ii) the manufacture, offer for sale, importation, sale, or practice of Licensed Products or Licensed Methods by Restoration or its Affiliates, and Restoration shall pay [***] assessed to HSC or Harris or settlement amounts entered into by Restoration to the extent such amounts are based upon such a Claim.

7.4 Procedures. Each party’s obligation to indemnify the other party for Claims covered by this Section 7 shall be subject to its: (i) being notified within [***] ([***]) days after the other party’s receipt of notice or becomes aware of such Claims; (ii) being given sole control of the defense and/or settlement thereof; and (iii) receiving the other party’s cooperation in the defense and/or settlement thereof.

7.5 Limitation of Liability. IN NO EVENT WILL ANY PARTY HERETO BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR INDIRECT DAMAGES ARISING IN ANY WAY OUT OF THIS LICENSE AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY, EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

8. Representations and Warranties.

8.1 By HSC. HSC hereby represents and warrants to Restoration that: (i) neither HSC’s execution and delivery of this License Agreement nor HSC’s performance hereunder will result in a breach of any enforceable agreement to which HSC may be a party; (ii) HSC owns all right, title and interest in and to the Licensed Patents, Licensed Methods, and Licensed Technology that is not owned by Harris; (iii) HSC has the full power and authority to execute and deliver this License Agreement and perform its obligations hereunder, including without limitation granting Restoration the licenses in Section 2.1; (iv) HSC has not previously granted and will not grant any rights in the Licensed Patents and Licensed Methods that are inconsistent with the licenses granted to Restoration herein; and (v) to the best of HSC’s knowledge, there are no claims of third parties that call into question the rights of HSC to grant to Restoration the rights contemplated hereunder.

8.2 By Harris. Harris hereby represents and warrants to Restoration that: (i) neither Harris’s execution and delivery of this License Agreement nor Harris’s performance hereunder will result in a breach of any enforceable agreement to which Harris may be a party; (ii) Harris owns all right, title and interest in and to the Licensed Patents, Licensed Methods, and Licensed Technology that is not owned by HSC; (iii) Harris has the full power and authority to execute and deliver this License Agreement and perform its obligations hereunder, including without limitation granting Restoration the licenses in Section 2.1; (iv) Harris has not previously granted and will not grant any rights in the Licensed Patents and Licensed Methods that are inconsistent with the licenses granted to Restoration herein; and (v) to the best of Harris’s knowledge, there are no claims of third parties that call into question the rights of Harris to grant to Restoration the rights contemplated hereunder.

8.3 By Restoration. Restoration hereby represents and warrants to HSC and Harris that: (i) neither Restoration’s execution and delivery of this License Agreement nor Restoration’s performance hereunder will result in a breach of any agreement or contract to which Restoration may be party, and (ii) Restoration has the full power and authority to execute and deliver this License Agreement and perform its obligations hereunder.

9. Bankruptcy.

9.1 Effect of Bankruptcy. All rights and licenses granted under or pursuant to this License Agreement by Harris to Restoration are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to “intellectual property” as defined under Section 101(35A) of the Bankruptcy Code. The parties agree that Restoration, as a licensee of such rights under this License Agreement, shall retain and may fully exercise all of its rights and elections under the Bankruptcy Code.

10. Miscellaneous Provisions.

10.1 Prior Written Consent. Restoration may not assign its rights and obligations under this License Agreement without the prior written consent of HSC and Harris, except to an Affiliate of Restoration or to a third party that succeeds to all or substantially all of Restoration’s business or assets relating to this License Agreement, whether by sale, merger, operation of law or otherwise, provided that such Affiliate or third party agrees in writing to be bound by the License Agreement, HSC and Harris may freely assign their respective rights to the Licensed Patents, subject to the licenses granted to Restoration herein, upon notice to, but without requiring the consent of, Restoration, if the assignee or transferee promptly agrees to be bound by the terms and conditions herein. HSC’s and Harris’s respective indemnification obligations under Sections 7.1 and 7.2 of this License Agreement may not be assigned without the prior written consent of Restoration.

10.2 License Agreement Confidential. The contents of this License Agreement may not be publicly or privately disclosed to any third party without the prior written consent of all Parties hereto. Further, no Party hereto will issue any press release or make any similar written public disclosure of the existence of this License Agreement without the prior written consent of all Parties hereto. However, nothing in this Section 10.2 shall be construed as requiring a Party to obtain consent from another Party to orally disclose the fact of the existence of this License Agreement to a third party.

10.3 No Joint Venture. The Parties have entered into this License Agreement solely as independent contractors and nothing contained herein shall be construed as giving rise to joint venture, partnership or other form of business organization.

10.4 Written Notices. All notices given hereunder, except those provided in Section 6, shall be in writing and sent by certified mail, return receipt requested, addressed as provided in the first paragraph of this License Agreement, provided that a party may change its address for notice by notice thereof.

10.5 Governing Law. This License Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of Delaware.

10.6 Dispute Resolution. Any dispute arising between the Parties regarding this License Agreement that cannot be resolved amicably through entirely informal means shall first be the subject of a non-binding mediation. Either Party may initiate the mediation by written notice to the other Party. Selection and retention of the mediator shall be the responsibility of the initiating Party. The mediation shall be held within sixty (60) days of the initial notice of mediation, or within such other period as the Parties mutually agree. Each Party shall share equally in the cost of the Mediator’s fees and expenses, but each party to the Mediation shall pay his or her or its own attorneys and expert witness fees and any other associated costs. If such dispute is not fully resolved by mutual agreement of the Parties at the Mediation, such dispute shall be resolved exclusively in the state or federal courts located in the state of Delaware.

10.7 Invalidity of Provisions. In the event any provision of this License Agreement shall be held to be invalid or unenforceable in whole or in part, the remainder of this License Agreement shall not be affected thereby and shall remain in full force and effect, and such invalid or unenforceable provision shall be enforced to the maximum extent permissible.

10.8 Headings. The headings in this License Agreement are intended solely for convenience of reference and shall be given no effect in any construction or interpretation of this License Agreement.

10.9 Entire Agreement. This License Agreement and the Consulting Agreement constitute the entire agreements between the Parties concerning their respective subject matter, and supersede any prior or contemporaneous agreements and understandings in connection therewith. This License Agreement may be amended, waived or revoked only by a written instrument executed by the parties hereto.

10.10 Advice of Counsel. Each party acknowledges that, in executing this License Agreement, such party has had the opportunity to seek the advice of independent legal counsel, and has read and understood all of the terms and provisions of this License Agreement. This License Agreement shall not be construed against any party by reason of the drafting or preparation hereof.

10.11 Counterparts. This License Agreement may be executed in counterparts, which taken together shall constitute a single instrument. Execution and delivery of this License Agreement may be evidenced by facsimile or email transmission.

IN WITNESS WHEREOF, the parties hereto have executed this License Agreement as of the date first written above.

/s/ Jim McCollum
Jim McCollum
Chief Executive Officer
Restoration Robotics, Inc.

/s/ James A. Harris
James A. Harris, MD
President
HSC Development, LLC

/s/ James A. Harris
James A. Harris, MD

EXHIBIT A

COMMON STOCK ISSUANCE AGREEMENT

This Common Stock Issuance Agreement (the “Stock Agreement”) is made and entered into as of July        , 2006, by and between Restoration Robotics, Inc., a Delaware corporation (the “Company”), and HSC Development LLC, a Delaware limited liability company (the “Purchaser”).

RECITALS

A.	The Company and the Purchaser entered into a License Agreement dated May , 2006, under which the Purchaser has granted a license under certain of its intellectual property rights to the Company (the “License Agreement”); and

B.	As consideration thereunder, the Company has agreed to issue shares of its Common Stock to the Purchaser.

NOW, THEREFORE, in consideration of the terms and mutual covenants set forth below, and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Issuance of Common Stock. Subject to the terms of this Stock Agreement and the License Agreement, the Company hereby issues to the Purchaser an aggregate of 25,000 shares of Common Stock of the Company (the “Common Shares”).

2. Representations, Warranties and Covenants.

2.1 Investment Representations. The Purchaser hereby represents and warrants to the Company that:

(a) The Purchaser is acquiring the Common Shares for investment purposes only, solely for its own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof in violation of any federal or state securities laws;

(b) The Purchaser understands that the Common Shares are a speculative investment which involves a high degree of risk of loss of the investment therein. The Purchaser’s knowledge and experience in financial and business matters are such that Purchaser is capable of evaluating the merits and risks of the Purchaser’s investment in the Common Shares, and has made the Purchaser’s own independent valuation with respect to the value of the Common Shares;

(c) The Purchaser, together with the Purchaser’s representatives, including financial, tax, legal and other advisers, has carefully reviewed all documents furnished to them in connection with the investment in the Common Shares, and understands and has considered all the risk factors related to such investment, and no representations or warranties have been made to the Purchaser or the Purchaser’s representatives concerning such investment or the Company, its prospects or other matters;

(d) The Purchaser and the Purchaser’s representatives have been given the opportunity to examine all documents and to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the acquisition of the Common Shares and the business of the Company and to obtain any additional information which the Purchaser or the Purchaser’s representatives deem necessary to verify the accuracy of the information that has been provided to the Purchaser in order for them to evaluate the merits and risk of the investment in the Common Shares;

(e) The Purchaser understands that no federal agency (including the Securities and Exchange Commission), state agency or foreign agency has made or will make any finding or determination as to the fairness of an investment in the Common Shares (including as to the purchase price);

(f) The Purchaser understands that the offer and sale of the Common Shares have not been registered under the Securities Act, by virtue of Section 4(2) of the Securities Act, or under the securities laws of any state of the United States or of any foreign jurisdiction;

(g) The Purchaser understands and agrees that no resales of the Common Shares may be effected unless the resale of such Common Shares is registered under the Securities Act or an exemption therefrom is available and all applicable state and foreign securities laws are complied with; and

(h) The Purchaser understands that a notation shall be made in the appropriate records of the Company, indicating that the Common Shares are subject to restrictions on transfer and appropriate stop-transfer instructions will be issued to the securities transfer agent with respect to the Common Shares (except to the extent that such Common Shares have been registered under the Securities Act).

2.2 Restriction on Transfer.

(a) Legends. The Purchaser understands and agrees that the Common Shares shall be stamped or otherwise imprinted with any or all of the following legends:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

THE SHARES REPRESENTED BY THIS CERTIFICATE MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

(b) No Transfer. The Common Shares may not be sold, assigned, pledged or otherwise transferred by the Purchaser to any person without the prior written consent of the Company. Notwithstanding the foregoing, the Purchaser may transfer the Common Shares to its members in accordance with its LLC organizational documents. In such case, the Purchaser will give prior written notice to the Company with details of the transfer, and the transferee shall receive and agree in writing to hold the Common Shares so transferred subject to the provisions of this Agreement, and there shall be no further transfer of such Shares except in accordance with the terms of this Agreement. The Company shall not be required (i) to transfer on its books any Common Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Common Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Common Shares shall have been so transferred.

(c) Restrictions Binding on Transferees. All transferees of Common Shares or any interest therein will receive and agree in writing to hold such Shares or interest subject to the provisions of this Agreement. Any sale or transfer of the Common Shares shall be void unless the provisions of this Stock Agreement are satisfied.

(d) Termination of Restrictions. The restrictions set forth in Section 2.2(b) above shall terminate upon the closing of an initial public offering of Common Stock of the Company pursuant to an effective registration statement under the Securities Act of 1933, as amended.

2.3 Market Stand-off Agreement. In connection with any underwritten public offering of the Company’s securities in connection with an effective registration statement under the Securities Act, the Purchaser agrees, upon request of the Company or the underwriters managing such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters. The Purchaser further agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section 2.3.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser that:

3.1 Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Stock Agreement and the authorization, issuance and delivery of the Common Shares has been taken, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

3.2 Valid Issuance of Securities. The Common Shares being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable. Based in part upon the representations of the Purchaser in this Stock Agreement, the Common Shares will be issued in compliance with all applicable federal and state securities laws.

4. General Provisions.

4.1 Entire Agreement. This Stock Agreement represents the entire agreement between the Company and the Purchaser solely with respect to the Common Shares and supersedes all prior agreements and understandings with respect to the Common Shares, and may only be amended in writing signed by the Company and the Purchaser.

4.2 Assignment. This Stock Agreement shall bind and benefit the successors, assigns, heirs, executors and administrators of the parties (including without limitation any successor corporation to the Company).

4.3 Governing Law. This Stock Agreement shall be governed in all respects by the laws of the state of California. The federal and state courts within the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this letter agreement, and each party hereby agrees to be subject to the personal and exclusive jurisdiction of such courts.

4.4 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be delivered personally, telecopied, delivered via reputable overnight courier or mailed by first-class registered or certified mail, postage prepaid, addressed (i) if to the Purchaser, at its address set forth below its signature, or at such other address as it shall have furnished to the Company in writing, or (ii) if to the Company, at its address set forth below, or at such other address as the Company shall have furnished to the Purchaser in writing. All notices shall be deemed effectively delivered upon confirmation of receipt or actual receipt.

4.5 Counterparts. This Stock Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Stock Agreement as of the day and year first set forth above.

RESTORATION ROBOTICS, INC.

By:	/s/ James McCollum
James McCollum, Chief Executive Officer

Address: 1383 Shore Bird Way, Mountain View, CA 94043

HSC DEVELOPMENT, LLC

By:	/s/ James A. Harris
James A. Harris, MD

Address: 3003 E. Third Avenue, Suite 201, Denver, CO 80206

EXHIBIT B

JOINT DEFENSE AND ENFORCEMENT AGREEMENT

RECITALS

WHEREAS Restoration Robotics, Inc., a Delaware corporation having a place of business at 1383 Shore Bird Way, Mountain View, CA 94043 (“Restoration”), HSC Development LLC, a Delaware limited liability company having a place of business at 3003 E. Third Avenue, Suite 201, Denver, CO 80206 (“HSC”), and James A. Harris, MD, an individual having an address of [***] (“Harris”) have entered into a certain Licensing Agreement in which HSC and Harris granted an exclusive license to Restoration to certain patents in a particular Field of Use,

WHEREAS HSC, Harris, and Restoration desire to enjoy the commercial and legal rights and privileges associated with the aforesaid patents,

WHEREAS HSC, Harris, and Restoration have a common interest in exchanging information to enforce these legal rights and privileges, and in the exchange of all such information that may be relevant in the pursuit of these legal rights and privileges,

WHEREAS the parties are represented by legal counsel for enforcing these rights and privileges, and the sharing of relevant information is in the parties’ common interest reasonably necessary to achieve the purpose for which their attorneys were engaged.

JOINT AGREEMENT

1. Definitions shall be as set forth in the Licensing Agreement, with additional definitions, for purposes of this Joint Defense and Enforcement Agreement only, being:

1.1 “Joint Agreement” shall mean this Joint Defense and Enforcement Agreement.

1.2 “Information” means any information, written or oral, including, but not limited to: documents, electronic data, emails, telephone logs, conversations, memos, opinions, analysis, reports, annotations or comments, and tests.

1.3 “Shared Information” means Information possessed by a Party as a result of the gathering or transfer of Information under this Joint Agreement that, as to a Party, either individually or jointly, is subject to attorney client privilege or attorney work product.

1.4 “Parties” means HSC, Harris, and Restoration, and attorneys, agents, employees, consultants, or representatives thereof, and combinations of the same.

1.5 “Party” means an entity that is one of the Parties.

1.6 “Counsel” means an attorney or an agent for an attorney.

1.7 “Common Interest” means a common legal interest formed between Parties, either before or after the execution of the Joint Agreement, including, but not limited to, attorney-client privilege, attorney work product, joint defense privilege, and/or joint attorney work product.

2. Confidentiality

2.1 Duration. All Shared Information disclosed by a Party pursuant to this Agreement will be held to be confidential by the other Parties as long as necessary to effectuate the purposes of this Joint Agreement and/or preserve the confidentiality of Shared Information.

2.2 Limited Disclosure. Counsel for Parties will be directed to limit disclosure of Shared Information disclosed pursuant to this Joint Agreement to attorneys and agents for the attorneys that are actually using the Information for legal representation of a client.

3. Joint Defense. The Parties agree to cooperate with respect to the sharing of Information as necessary to defend a patent application or patent that is the subject of a license from HSC and/or Harris to Restoration.

4. Joint Enforcement. The Parties agree to cooperate with respect to the sharing of Information as necessary to enforce a patent application or patent that is the subject of a license from HSC and/or Harris to Restoration.

5. Information related to other matters. The Parties agree to cooperate with respect to the sharing of Information as necessary to accomplish their mutual purposes, and recognize that the scope of discovery and additional legal claims that may be litigated in association with the matters described herein may require disclosure of Information not directly related to patent matters.

6. Cooperation in Litigation. HSC, Harris, and Restoration agree to cooperate in Litigation as set forth in Section 4.3 of the Licensing Agreement.

7. Disclaimers and Waivers.

7.1 Attorney-client relationships. Attorney-client relationships will not be created by a Common Interest. An attorney-client relationship may be formed between a Party and a Counsel before formation of a Common Interest, or by a writing executed by a Counsel and by a Party after formation of a Common Interest. Each Party is represented solely by their own Counsel, unless otherwise specifically agreed in writing.

7.2 Disqualification Waiver. Information shared pursuant to this Joint Agreement will not be a basis for disqualifying representation of a Party to this Joint Agreement by a particular attorney or law firm that is otherwise in conformance with this Joint Agreement and applicable rules of professional responsibility.

7.3 Existence of Common Interest. Execution of this Joint Agreement is not an admission that a prior Common Interest does not already exist.

8. Termination and Miscellaneous Provisions.

8.1 Non-severance of Confidentiality. Confidentiality terms of this Joint Agreement shall survive its termination.

8.2 Settlement. Settlement of a legal claim by a Party is not a basis for disclosing Shared Information.

8.3 Prior Written Consent. This Joint Agreement may not be assigned by either party without the prior written consent of the non-assigning party, except to a third party that succeeds to all or substantially all of the assigning party’s business or assets relating to this Joint Agreement whether by sale, merger, operation of law or otherwise; provided that such assignee or transferee promptly agrees in writing to be bound by the terms and conditions of the Joint Agreement.

8.4 No Joint Venture. Nothing contained herein shall be construed as giving rise to joint venture, partnership or other form of business organization.

8.5 Written Notices. All notices given hereunder shall be in writing and sent by certified mail, return receipt requested, addressed as provided above, provided that a party may change its address for notice by notice thereof.

8.6 Invalidity of Provisions. In the event any provision of this Agreement shall be held to be invalid or unenforceable in whole or in part, the remainder of this Joint Agreement shall not be affected thereby and shall remain in full force and effect, and such invalid or unenforceable provision shall be enforced to the maximum extent permissible.

/s/ Jim McCollum
Jim McCollum
Chief Executive Officer
Restoration Robotics, Inc.

/s/ James A. Harris
James A. Harris, MD
President
HSC Development, LLC

/s/ James A. Harris
James A. Harris, MD